FOR IMMEDIATE RELEASE

HENRY SCHEIN REPORTS RECORD THIRD QUARTER RESULTS

Net sales up 6.9% in local currencies excluding seasonal influenza vaccines
Company introduces 2010 guidance

MELVILLE, N.Y. – November 4, 2009 – Henry Schein, Inc. (NASDAQ: HSIC), the largest provider of healthcare products and services to office-based practitioners, today reported record financial results for the quarter ended September 26, 2009.
Net sales for the third quarter of 2009 were $1.7 billion, an increase of 0.9% compared with the third quarter of 2008.  This consists of a 3.1% decline related to foreign currency exchange and a 4.0% growth in local currencies.  Excluding sales of seasonal influenza vaccines, which declined from last year’s third quarter, net sales increased 3.7%, or 6.9% growth in local currencies (see Exhibit A for details of sales growth).
Income from continuing operations attributable to Henry Schein, Inc. for the third quarter of 2009 was $94.0 million or $1.03 per diluted share, an increase of 39.2% for both figures compared with the third quarter of 2008.  Current and prior-year results include certain unusual items, most notably an overseas tax benefit in the 2009 quarter.  Excluding these items, non-GAAP income from continuing operations was $72.9 million or $0.80 per share, an increase of 3.3% and 3.9%, respectively, compared with the third quarter of 2008 (see Exhibit B for reconciliation of GAAP income and EPS from continuing operations to non-GAAP income and EPS from continuing operations).  When also excluding sales of seasonal influenza vaccines, which declined from last year’s third quarter, non-GAAP diluted EPS from continuing operations increased approximately 18%.
 “We are pleased to report net sales growth in local currencies of approximately 7% excluding sales of seasonal influenza vaccines, with solid increases in our Medical, International and Technology Groups,” said Stanley M. Bergman, Chairman and Chief Executive Officer of Henry Schein.  “A number of unusual items impacted our third quarter results in both the current and prior year.  On a normalized basis excluding these items and sales of seasonal influenza vaccines, we are proud to report 18% growth in diluted EPS from continuing operations.”

Dental Group sales of $622 million declined 3.0%, consisting of a 0.5% decline related to foreign currency exchange and a 2.5% decline in local currencies.  The 2.5% decline in local currencies included 1.3% growth in Dental consumable merchandise sales and a 12.8% decline in Dental equipment sales and service revenues.
“We continue to believe that the market for Dental consumable merchandise has stabilized and, as expected, our decrease in sales of Dental equipment has improved from the previous quarter’s rate of decline,” commented Mr. Bergman.
Medical Group sales of $411 million declined 3.1%.  Excluding sales of seasonal influenza vaccines, Medical Group sales increased 8.6%.
“During the third quarter we sold approximately 6.5 million doses of seasonal influenza vaccine, and as of today we have sold approximately 8.5 million doses for the year,” said Mr. Bergman.  “Sales growth of nearly 9% excluding seasonal influenza vaccine reflects strong sales of consumable products, as well as sales of products related to the treatment and prevention of the H1N1 virus.”
International Group sales of $584 million increased 8.5%, consisting of an 8.4% decline related to foreign currency exchange and 16.9% growth in local currencies.
“We had double-digit local currency sales growth in our International dental, medical and veterinary businesses during the quarter,” added Mr. Bergman.
Technology and Value-Added Services Group sales of $43 million increased 5.4% during the quarter, consisting of a 1.9% decline related to foreign currency exchange and 7.3% growth in local currencies.
“During the quarter we saw continued strong growth in electronic services, as well as the beneficial impact of the acquisition of a European veterinary software and practice management business,” explained Mr. Bergman.

Year-to-Date Results
For the first nine months of 2009, net sales of $4.8 billion represent a decrease of 1.0% compared with the first nine months of 2008.  This decrease includes a 5.9% decline related to foreign currency exchange and 4.9% growth in local currencies.
Income from continuing operations attributable to Henry Schein, Inc. for the first nine months of 2009 was $222.1 million or $2.45 per diluted share, an increase of 20.6% and 22.5%, respectively, compared with the first nine months of 2008.  Excluding unusual items noted above, income from continuing operations attributable to Henry Schein, Inc. for the first nine months of 2009 was $203.8 million or $2.25 per diluted share, an increase of 8.8% and 10.3%, respectively, compared with the first nine months of 2008 (see Exhibit B for reconciliation of GAAP income and EPS from continuing operations to non-GAAP income and EPS from continuing operations).

2009 EPS Guidance
Henry Schein today updated 2009 financial guidance, as follows:

•	Fourth quarter 2009 diluted EPS attributable to Henry Schein, Inc. is expected to be $0.89 to $0.91.

•
2009 diluted EPS attributable to Henry Schein, Inc. is expected to be $3.14 to $3.16 excluding the unusual items included in Exhibit B.  This represents growth of approximately 8% compared with restated 2008 results of $2.92, excluding charges related to the Lehman Brothers bankruptcy as well as restructuring costs.

•
Guidance for 2009 diluted EPS attributable to Henry Schein, Inc. is for current continuing operations including completed or previously announced acquisitions, and does not include the impact of potential future acquisitions, if any.

2010 EPS Guidance
Henry Schein today introduced 2010 financial guidance, as follows:

•	2010 diluted EPS attributable to Henry Schein, Inc. is expected to be $3.40 to $3.56, representing growth of 8% to 13% compared with the midpoint of 2009 guidance.

•
Guidance for 2010 diluted EPS attributable to Henry Schein, Inc. is for current continuing operations including completed or previously announced acquisitions, and does not include the impact of potential future acquisitions, if any.

Third Quarter Conference Call Webcast
The Company will hold a conference call to discuss third quarter financial results today, beginning at 10:00 a.m. Eastern time.  Individual investors are invited to listen to the conference call over the Internet through Henry Schein’s Web site at www.henryschein.com.  In addition, a replay will be available beginning shortly after the call has ended.

About Henry Schein
Henry Schein, a Fortune 500® company and a member of the NASDAQ 100® Index, is recognized for its excellent customer service and highly competitive prices.  The Company's four business groups – Dental, Medical, International and Technology – serve more than 575,000 customers worldwide, including dental practitioners and laboratories, physician practices and animal health clinics, as well as government and other institutions.  The Company operates through a centralized and automated distribution network, which provides customers in more than 200 countries with a comprehensive selection of more than 90,000 national and Henry Schein private-brand products in stock, as well as more than 100,000 additional products available as special-order items.  Henry Schein also provides exclusive, innovative technology offerings for dental, medical and veterinary professionals, including value-added practice management software and electronic health record solutions.
Headquartered in Melville, N.Y., Henry Schein employs over 12,500 people and has operations or affiliates in 23 countries.  The Company's net sales reached a record $6.4 billion in 2008.  For more information, visit the Henry Schein Web site at www.henryschein.com.

In accordance with the “Safe Harbor” provisions of the Private Securities Litigation Reform Act of 1995, we provide the following cautionary remarks regarding important factors that, among others, could cause future results to differ materially from the forward-looking statements, expectations and assumptions expressed or implied herein.  All forward-looking statements made by us are subject to risks and uncertainties and are not guarantees of future performance.  These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance and achievements or industry results to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  These statements are identified by the use of such terms as “may,” “could,” “expect,” “intend,” “believe,” “plan,” “estimate,” “forecast,” “project,” “anticipate” or other comparable terms.  A full discussion of our operations and financial condition, including factors that may affect our business and future prospects, is contained in documents we have filed with the SEC and will be contained in all subsequent periodic filings we make with the SEC.  These documents identify in detail important risk factors that could cause our actual performance to differ materially from current expectations.
Risk factors and uncertainties that could cause actual results to differ materially from current and historical results include, but are not limited to: decreased customer demand and changes in vendor credit terms; disruptions in financial markets; general economic conditions; competitive factors; changes in the healthcare industry; changes in regulatory requirements that affect us; risks associated with our international operations; fluctuations in quarterly earnings; our dependence on third parties for the manufacture and supply of our products; transitional challenges associated with acquisitions, including the failure to achieve anticipated synergies; financial risks associated with acquisitions; regulatory and litigation risks; the dependence on our continued product development, technical support and successful marketing in the technology segment; our dependence upon sales personnel and key customers; our dependence on our senior management; possible increases in the cost of shipping our products or other service issues with our third-party shippers; risks from rapid technological change; risks from potential increases in variable interest rates; possible volatility of the market price of our common stock; certain provisions in our governing documents that may discourage third-party acquisitions of us; and changes in tax legislation that affect us.  The order in which these factors appear should not be construed to indicate their relative importance or priority.
We caution that these factors may not be exhaustive and that many of these factors are beyond our ability to control or predict.  Accordingly, any forward-looking statements contained herein should not be relied upon as a prediction of actual results.  We undertake no duty and have no obligation to update forward-looking statements.

CONTACTS:         Investors: Steven Paladino
Executive Vice President and Chief Financial Officer
steven.paladino@henryschein.com
(631) 843-5500

Media: Susan Vassallo
Vice President, Corporate Communications
susan.vassallo@henryschein.com
(631) 843-5562

(TABLES TO FOLLOW)

HENRY SCHEIN, INC.
CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share data)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 26,	September 27,	September 26,	September 27,
	2009	2008	2009	2008

Net sales	$1,659,433	$1,644,209	$4,752,255	$4,799,234
Cost of sales	1,183,166	1,168,615	3,361,707	3,389,847
Gross profit	476,267	475,594	1,390,548	1,409,387
Operating expenses:
Selling, general and administrative	362,382	360,180	1,060,062	1,094,512
Restructuring costs	-	-	4,043	-
Operating income	113,885	115,414	326,443	314,875
Other income (expense):
Interest income	2,387	4,260	7,674	12,217
Interest expense	(5,171)	(9,240)	(18,329)	(26,816)
Other, net	1,938	(4,863)	1,595	(5,524)
Income from continuing operations before
taxes, equity in earnings of affiliates and
noncontrolling interests	113,039	105,571	317,383	294,752
Income taxes	(15,864)	(34,355)	(83,402)	(98,787)
Equity in earnings of affiliates	1,200	1,602	3,777	4,020
Income from continuing operations	98,375	72,818	237,758	199,985
Income (loss) from discontinued operations, net of tax	2,373	(52)	2,715	(828)
Net income	100,748	72,766	240,473	199,157
Less: Net income attributable to noncontrolling interests	(4,327)	(5,278)	(15,728)	(15,659)
Net income attributable to Henry Schein, Inc.	$96,421	$67,488	$224,745	$183,498

Amounts attributable to Henry Schein, Inc.:
Income from continuing operations	$94,045	$67,548	$222,143	$184,239
Income (loss) from discontinued operations, net of tax	2,376	(60)	2,602	(741)
Net income	$96,421	$67,488	$224,745	$183,498

Earnings per share attributable to Henry Schein, Inc.:

From continuing operations:
Basic	$1.06	$0.76	$2.50	$2.07
Diluted	$1.03	$0.74	$2.45	$2.00

From discontinued operations:
Basic	$0.03	$0.00	$0.03	$(0.01)
Diluted	$0.02	$0.00	$0.03	$0.00

From net income:
Basic	$1.09	$0.76	$2.53	$2.06
Diluted	$1.05	$0.74	$2.48	$2.00

Weighted-average common shares outstanding:
Basic	88,796	88,930	88,843	89,216
Diluted	91,513	91,376	90,576	91,908

Note: The above prior period amounts have been restated to reflect the effects of discontinued operations, the adoption of ASC Topic 470-20 related to convertible debt and ASC Topic 810-10-65 related to the presentation of noncontrolling interests.

HENRY SCHEIN, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)

	September 26,	December 27,
	2009	2008
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$317,607	$369,570
Accounts receivable, net of reserves of $47,890 and $42,855	764,285	734,027
Inventories, net	770,370	731,654
Deferred income taxes	40,747	36,974
Prepaid expenses and other	186,744	193,841
Total current assets	2,079,753	2,066,066
Property and equipment, net	257,602	247,835
Goodwill	977,054	922,952
Other intangibles, net	212,042	214,093
Investments and other	176,888	148,264
Total assets	$3,703,339	$3,599,210

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$507,462	$554,773
Bank credit lines	1,731	4,936
Current maturities of long-term debt	23,933	156,405
Accrued expenses:
Payroll and related	148,665	135,523
Taxes	83,951	69,792
Other	263,392	262,236
Total current liabilities	1,029,134	1,183,665
Long-term debt	242,511	256,648
Deferred income taxes	107,953	95,399
Other liabilities	72,038	58,109

Redeemable noncontrolling interests	177,513	233,035
Commitments and contingencies

Stockholders' equity:
Preferred stock, $.01 par value, 1,000,000 shares authorized,
none outstanding	-	-
Common stock, $.01 par value, 240,000,000 shares authorized,
90,448,417 outstanding on September 26, 2009 and
89,351,849 outstanding on December 27, 2008	904	894
Additional paid-in capital	533,508	492,505
Retained earnings	1,406,199	1,181,454
Accumulated other comprehensive income	71,863	29,721
Total Henry Schein, Inc. stockholders' equity	2,012,474	1,704,574
Noncontrolling interests	61,716	67,780
Total stockholders' equity	2,074,190	1,772,354
Total liabilities and stockholders' equity	$3,703,339	$3,599,210

Note: The above prior period amounts have been restated to reflect the adoption of ASC Topic 480-10 related to redeemable noncontrolling interests, ASC Topic 470-20 related to convertible debt and ASC Topic 810-10-65 related to the presentation of noncontrolling interests.

HENRY SCHEIN, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 26,	September 27,	September 26,	September 27,
	2009	2008	2009	2008

Cash flows from operating activities:
Net income	$100,748	$72,766	$240,473	$199,157
Adjustments to reconcile net income to net cash
provided by operating activities:
Gain on sale of discontinued operation, net of tax	(2,382)	-	(2,382)	-
Depreciation and amortization	20,196	19,475	60,930	59,183
Amortization of bond discount	1,509	1,422	4,473	4,214
Stock-based compensation expense	6,041	6,844	18,344	23,060
Provision for losses on trade and other
accounts receivable	1,042	1,107	2,754	3,711
Provision for (benefit from) deferred income taxes	(23,712)	1,137	(29,633)	(2,705)
Stock issued to 401(k) plan	5,301	4,662	5,301	4,662
Undistributed earnings of affiliates	(1,200)	(1,602)	(3,777)	(4,020)
Other	1,044	(815)	2,535	(2,132)
Changes in operating assets and liabilities,
net of acquisitions
Accounts receivable	(27,231)	(59,999)	(12,788)	(66,751)
Inventories	(23,482)	(63,118)	(10,234)	(68,182)
Other current assets	(3,276)	(14,438)	(806)	(3,460)
Accounts payable and accrued expenses	84,204	82,539	(56,813)	41,927
Net cash provided by operating activities	138,802	49,980	218,377	188,664

Cash flows from investing activities:
Purchases of fixed assets	(10,014)	(14,653)	(38,417)	(38,119)
Payments for equity investment and business
acquisitions, net of cash acquired	(71,422)	(2,349)	(97,911)	(25,930)
Cash received from business divestitures	12,716	-	12,716	-
Purchases of available-for-sale securities	-	-	-	(35,925)
Proceeds from sales of available-for-sale securities	4,690	725	8,730	1,572
Net proceeds from foreign exchange forward
contract settlements	-	14,142	275	9,090
Other	(8,578)	(897)	(11,258)	3,607
Net cash used in investing activities	(72,608)	(3,032)	(125,865)	(85,705)

Cash flows from financing activities:
Proceeds from (repayments of) bank borrowings	(436)	722	(3,829)	(5,786)
Principal payments for long-term debt	(150,840)	(24,190)	(153,452)	(30,139)
Proceeds from issuance of stock upon exercise of stock options	5,761	12,346	9,689	25,041
Payments for repurchases of common stock	-	(23,298)	-	(54,945)
Excess tax benefits related to stock-based compensation	2,138	5,962	2,821	10,635
Other	(379)	(455)	(2,127)	(1,856)
Net cash used in financing activities	(143,756)	(28,913)	(146,898)	(57,050)

Net change in cash and cash equivalents	(77,562)	18,035	(54,386)	45,909
Effect of exchange rate changes on cash and cash equivalents	1,296	(1,103)	2,423	(5,135)
Cash and cash equivalents, beginning of period	393,873	271,432	369,570	247,590
Cash and cash equivalents, end of period	$317,607	$288,364	$317,607	$288,364

Note:  The above prior period amounts have been restated to reflect the adoption of ASC Topic 470-20 related to convertible debt and ASC Topic 810-10-65 related to the presentation of noncontrolling interests.

Exhibit A

Henry Schein, Inc.
2009 Third Quarter
Sales Growth Rate Summary
(unaudited)

Q3 2009 over Q3 2008

	Consolidated	Dental	Medical	International	Technology

Internal Sales Growth	-0.6%	-4.9%	-4.2%	7.0%	4.6%

Acquisitions	4.6%	2.4%	1.1%	9.9%	2.7%

Local Currency Sales Growth	4.0%	-2.5%	-3.1%	16.9%	7.3%

Foreign Currency Exchange	-3.1%	-0.5%	0.0%	-8.4%	-1.9%

Total Sales Growth	0.9%	-3.0%	-3.1%	8.5%	5.4%

Total Sales Growth excluding
influenza vaccine sales	3.7%	-3.0%	8.6%	8.5%	5.4%

Local Currency Sales Growth
excluding influenza vaccine sales	6.9%	-2.5%	8.6%	16.9%	7.3%

Q3 YTD 2009 over Q3 YTD 2008

	Consolidated	Dental	Medical	International	Technology

Internal Sales Growth	0.2%	-4.5%	-0.4%	5.3%	6.8%

Acquisitions	4.7%	2.3%	1.2%	10.1%	0.9%

Local Currency Sales Growth	4.9%	-2.2%	0.8%	15.4%	7.7%

Foreign Currency Exchange	-5.9%	-1.3%	0.0%	-15.0%	-3.4%

Total Sales Growth	-1.0%	-3.5%	0.8%	0.4%	4.3%

Total Sales Growth excluding
influenza vaccine sales	-0.1%	-3.5%	5.1%	0.4%	4.3%

Local Currency Sales Growth
excluding influenza vaccine sales	5.9%	-2.2%	5.1%	15.4%	7.7%

Exhibit B

Henry Schein, Inc.
2009 Third Quarter and YTD
Reconciliation of GAAP income from continuing operations to non-GAAP income from continuing operations
(in thousands, except per share data)
(unaudited)

	Third Quarter		%	YTD		%

	2009	2008	Growth	2009	2008	Growth

Income from Continuing Operations attributable to
Henry Schein, Inc.	$94,045	$67,548	39.2%	$222,143	$184,239	20.6%
Diluted EPS from Continuing Operation attributable to
Henry Schein, Inc.	$1.03	$0.74	39.2%	$2.45	$2.00	22.5%

Non-GAAP Adjustments (after-tax)
Foreign tax benefit	$(20,845)	-		$(20,845)	-
Costs related to foreign tax benefit	1,080	-		1,080	-
Adjustments related to Lehman Brothers Bankruptcy	(338)	$3,045		(338)	$3,045
Other non-recurring income/expense, net	(1,028)	-		(1,028)	-
Restructuring costs	-	-		2,784	-
Total non-GAAP adjustments to income from Continuing
Operations attributable to Henry Schein, Inc.	$(21,131)	$3,045		$(18,347)	$3,045
Total non-GAAP adjustments to diluted EPS from
Continuing Operations attributable to Henry Schein, Inc.	$(0.23)	$0.03		$(0.20)	$0.03

Non-GAAP income from Continuing Operations
attributable to Henry Schein, Inc.	$72,914	$70,593	3.3%	$203,796	$187,284	8.8%
Non-GAAP diluted EPS from Continuing Operations
attributable to Henry Schein, Inc.	$0.80	$0.77	3.9%	$2.25	$2.04	10.3%

This non-GAAP comparison is being presented in order to provide a more comparable basis for analysis.  Earnings per share numbers may not sum due to rounding.